                                                                    Exhibit 99.0

For Immediate Release                                    Contact: Bob DeFillippo
February 12, 2002                                                 (973) 802-4149
After 4 p.m.


                   PRUDENTIAL FINANCIAL, INC. ANNOUNCES FOURTH
                              QUARTER 2001 RESULTS


         Newark, NJ -- Prudential Financial, Inc. (NYSE:PRU) today reported fourth quarter 2001 after-tax adjusted operating income for its Financial Services Businesses of $105 million, compared to $41 million for the fourth quarter of 2000. On an equivalent share basis, which assumes that shares issued in the company's demutualization on December 18, 2001 and its initial public offering of Common Stock were outstanding for all periods, adjusted operating income was 18 cents per Common share for the fourth quarter of 2001 compared to 7 cents in the fourth quarter of 2000.

         For the year ended December 31, 2001, after-tax adjusted operating income for the Financial Services Businesses amounted to $764 million ($1.31 per equivalent Common share), compared to $1.116 billion ($1.91 per equivalent Common share) for the year ended December 31, 2000.

         "Prudential's results reflect a growing contribution from our International division, including Gibraltar Life, which we acquired last April, while difficult market conditions have had an adverse affect on our operations in the U.S.," said Chairman and CEO Arthur F. Ryan. "In addition, fourth quarter results included costs to implement our expense reduction strategies in several operating units. These costs are now substantially behind us, and we are well positioned to benefit from a more favorable cost structure in 2002. We expect expense cuts and continued growth in International Insurance earnings will provide impetus to improved financial performance this year. Assuming a modest recovery in equity market conditions, including appreciation of 8 percent in the S&P 500 index, we expect that Prudential will achieve Common Stock earnings per share in the range of $2.10 to $2.30 for the year 2002, based on after-tax adjusted operating income," Ryan said. This expectation is subject to change if actual equity market conditions differ from this assumption and as discussed under "Forward Looking Statements" below.

         Adjusted operating income excludes net realized investment gains, net of losses and related charges, results from divested businesses, demutualization costs and expenses, and the mutual insurance company tax. Net income of the Financial Services Businesses, which includes the foregoing items, amounted to a loss of $403 million for the fourth quarter of 2001 compared to a loss of $331 million for the year-ago period. On an equivalent share basis, the net loss per Common share was 69 cents in the fourth quarter of 2001 compared to a net loss of 57 cents per Common share in the year-ago period. Net income of the Financial Services Businesses was $302 million (52 cents per equivalent Common share) for the year ended December 31, 2001, compared to net income of $311 million (53 cents per equivalent Common share) for the year 2000.

         On a consolidated basis, which includes the results of both the Financial Services Businesses and the Closed Block Business, Prudential Financial, Inc. reported net losses of $506 million for the fourth quarter of 2001 and $268 million for the year-ago quarter, and reported a net loss of $154 million for the year ended December 31, 2001, versus net income of $398 million for the year 2000.

         In the following business-level discussion, adjusted operating income refers to pre-tax results.

Financial Services Businesses
-----------------------------

U.S Consumer division reported a $13 million pre-tax loss, on an adjusted operating income basis, for the fourth quarter of 2001 compared to a $62 million loss for the year-ago quarter. Our Individual Life Insurance segment reported adjusted operating income of $31 million for the fourth quarter of 2001, compared to a loss of $31 million in the year-ago quarter, as we began to realize savings from our field management and agency restructuring program. Our Private Client Group segment reported a loss, on an adjusted operating income basis, of $79 million for the current quarter compared to a $41 million loss in the year-ago quarter, as our domestic securities brokerage operations continued to be negatively affected by a decline in individual investor transaction volume. Adjusted operating income of our Retail Investments segment was $38 million in the fourth quarter of 2001 compared to $25 million in the fourth quarter of 2000. Our Property and Casualty Insurance segment reported losses of $3 million in the fourth quarter of 2001 and $15 million in the year-ago quarter. During the current quarter, the division's adjusted operating income reflected charges for implementation costs of our expense reduction program amounting to $78 million in the Individual Life Insurance segment and $21 million in the Private Client Group segment. During the year-ago quarter, the division's adjusted operating income reflected implementation costs of our expense reduction program amounting to $48 million in the Individual Life Insurance segment.

Also during the current quarter, our Property and Casualty Insurance segment realized $39 million in prior year reserve releases. During the year-ago quarter, that segment realized $35 million in prior year reserve releases as well as a $31 million stop-loss reinsurance recovery, and incurred a $40 million charge to provide for refunds or credits to certain New Jersey automobile policyholders.

International division pre-tax adjusted operating income for the fourth quarter of 2001 increased $65 million, to $125 million from $60 million in the year-ago quarter. The International Insurance segment reported $172 million of adjusted operating income for the quarter, representing an $87 million increase over the year-ago quarter, including a $77 million contribution from Gibraltar Life, which we acquired in April 2001. Gibraltar

Life's results for the fourth quarter included a modest negative impact from an increase in our estimate of the reserve for incurred but unreported death claims. Adjusted operating income from our international insurance operations other than Gibraltar reflected strong performances in Japan and Korea, partly offset by the negative impact of currency fluctuations. The International Securities and Investments segment reported a loss of $47 million in the current quarter, compared to a loss of $25 million in the year-ago fourth quarter, as our international securities operations continued to be negatively affected by a reduced level of investor activity.

During the current quarter, our international securities brokerage operations incurred $24 million of expenses relating to staff reductions and facilities consolidations, while the year-ago fourth quarter reflected about $9 million of such costs.

Employee Benefits division pre-tax adjusted operating income amounted to $24 million in the fourth quarter of 2001, a decrease of $52 million from $76 million in the year-ago quarter. The decrease reflects less favorable mortality results and increased expenses, including consulting costs, in the Group Insurance segment, which reported adjusted operating income of $21 million in the fourth quarter of 2001 and $68 million in the year-ago fourth quarter. Results in our Other Employee Benefits segment declined $5 million, to $3 million from $8 million in the year-ago quarter. Lower investment income margins during the current quarter were largely offset by the net effect in the year-ago quarter of two unusual items. These included a $56 million charge to increase our reserves for structured settlement products due to portfolio restructuring and a $28 million benefit primarily from refinements in our annuity reserves.

Asset Management division pre-tax adjusted operating income increased $24 million, to $64 million in the fourth quarter of 2001 from $40 million in the year-ago quarter. These results included $20 million that Prudential Securities earned as co-manager in the initial public offering of our Common Stock during the fourth quarter of 2001, which is offset by a corresponding charge in our Corporate and Other results. Assets managed by the Asset Management division were $299 billion at December 31, 2001, a decrease of $13 billion from a year earlier. The decrease was driven primarily by declines in market value of publicly traded equity securities managed by our Jennison unit.

Corporate and Other operations resulted in pre-tax losses, on an adjusted operating income basis, of $27 million in the fourth quarter of 2001 and $81 million in the year-ago quarter. The $54 million decrease in the loss came primarily from $31 million greater income from our own qualified pension plan in the current quarter and from greater investment income including the transfer of assets to the Financial Services Businesses in connection with the formation of the Closed Block Business in mid-December.

Assets under management and administration amounted to $590 billion at December 31, 2001, including approximately $30 billion relating to Gibraltar Life, compared to $593 billion a year earlier.

Net Income of the Financial Services Businesses in the current quarter included demutualization costs and expenses of $389 million, primarily from a charge of $340 million for demutualization consideration to former Canadian branch policyholders, and $132 million realized investment losses, net of related charges. The realized losses in the current quarter included $196 million of losses on the disposal of substantially all of our Enron holdings, consistent with our previously disclosed expectations of fourth quarter net income. Our total credit-related losses in the fourth quarter, including the Enron sales and all other impairments, amounted to $266 million within the Financial Services Businesses. Net income in the year-ago quarter included pre-tax losses from divested businesses of $567 million and realized investment losses, net of related charges, of $199 million.

Closed Block Business
---------------------

The Closed Block Business, which represents results of our Traditional Participating Products segment prior to the demutualization, includes our in-force participating life insurance and annuity policies, and assets that will be used for the payment of benefits and policyholder dividends on these policies, as well as other assets and equity that support these policies. We have ceased offering these participating policies.

Fourth quarter 2001 after-tax adjusted operating income was $89 million, a decrease of $74 million from the year-ago fourth quarter, primarily due to a decline in investment income which was partially offset by more favorable mortality experience in the current quarter. Adjusted operating income excludes net realized investment gains, net of losses and related charges, and the mutual insurance company tax. Including the foregoing items, the Closed Block Business reported a net loss of $103 million for the fourth quarter of 2001 compared to net income of $63 million for the fourth quarter of 2000.

For the year ended December 31, 2001, after-tax adjusted operating income for the Closed Block Business amounted to $264 million, compared to $355 million for the year ended December 31, 2001. The Closed Block Business reported a net loss of $456 million for the year ended December 31, 2001, compared to net income of $87 million for the year 2000.

Editor's Note
-------------

Prudential's Common Stock (NYSE: PRU) reflects the performance of its Financial Services Businesses, which consist of its U.S. Consumer, Employee Benefits, International and Asset Management divisions and its Corporate and Other operations.

Prudential's Class B Stock, which is not traded on any exchange, reflects the performance of its Closed Block Business, which consists of its traditional participating insurance and annuity products and the assets and equity that support these products.

There is no legal separation of the two Businesses, and holders of the Common Stock and the Class B stock are both common stockholders of Prudential Financial, Inc.

Forward Looking Statements

Certain of the statements included in this release, including (but not limited to) those in the third paragraph hereof, constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "believes," "anticipates," "intends," "plans," "assumes," "estimates," "projects," or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc.

and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation: general economic, market and political conditions, including the performance of financial markets, interest rate fluctuations and the continuing impact of the events of September 11th; volatility in the securities markets; reestimates of our reserves for future policy benefits and claims; our exposure to contingent liabilities; catastrophe losses; investment losses and defaults; changes in our claims-paying or credit ratings; competition in our product lines and for personnel; fluctuations in foreign currency exchange rates and foreign securities markets; risks to our international operations; the impact of changing regulation or adverse litigation results; and changes in tax law. Prudential Financial, Inc. does not intend, and is under no obligation to, update any particular forward-looking statement included in this document. The information referred to above, as well as the risks of our businesses described in our Prospectus, dated December 12, 2001, filed under Rule 424 under the Securities Act of 1933 in connection with our initial public offering, should be considered by readers when reviewing forward-looking statements contained in this release.

Earnings Conference Call

Members of Prudential's senior management will host a conference call on Wednesday, February 13, 2002, at 10 a.m. ET, to discuss with the investment community the company's fourth quarter and year end results. The conference call will be broadcast live over the company's Investor Relations Web site at: http://www.investor.prudential.com. Please log on fifteen minutes early in the
----------------------------------
event necessary software needs to be downloaded. The call will remain on the Investor Relations Web site for replay beginning at 2 p.m. on February 13. The conference call can also be heard on the telephone. To listen to the conference call, dial 888-276-9996 (domestic callers) or 651-224-7472 (international callers). To listen to a replay of the conference call from 5 p.m. on February 13 through 11:59 pm on February 20, dial 800-475-6701 (domestic callers) or 320-365-3844 (international callers). The access code for the replay is 623617.

Prudential Financial companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.
                   ------------------

                                  -Prudential-

                                                                    Exhibit 99.0
                                                                    ------------

Financial Highlights
(in millions, except per share data)

                                                                                        Three Months Ended          Year Ended
                                                                                           December 31              December 31
                                                                                       --------------------    --------------------
                                                                                         2001        2000        2001        2000
                                                                                       --------    --------    --------    --------
Consolidated Income Statement Data:
  Total revenues                                                                          6,906       6,625      27,177      26,504
  Total benefits and expenses                                                             7,515       7,243      27,404      25,777
                                                                                       --------    --------    --------    --------
    Income (loss) from continuing operations before income taxes                           (609)       (618)       (227)        727
  Income taxes                                                                              (87)       (273)        (57)        406
                                                                                       --------    --------    --------    --------
    Income (loss) from continuing operations                                               (522)       (345)       (170)        321
  Income from discontinued operations, net of taxes                                          16          77          16          77
                                                                                       --------    --------    --------    --------
    Consolidated net income (loss)                                                         (506)       (268)       (154)        398
                                                                                       ========    ========    ========    ========

Net income (loss):
  Financial Services Businesses                                                        $   (403)   $   (331)   $    302    $    311
  Closed Block Business (1)                                                                (103)         63        (456)         87
                                                                                       --------    --------    --------    --------
     Consolidated net income (loss)                                                    $   (506)   $   (268)   $   (154)   $    398
                                                                                       ========    ========    ========    ========

Financial Services Businesses (FSB) Income Statement Data:
  Adjusted Operating Income (2):
    Revenues:
       Premiums                                                                        $  2,361    $  1,498    $  8,227    $  5,826
       Policy charges and fee income                                                        454         447       1,803       1,639
       Net investment income                                                              1,302       1,316       5,239       5,224
       Commissions, investment management fees, and other income                          1,092       1,197       4,356       5,196
                                                                                       --------    --------    --------    --------
             Total revenues                                                               5,209       4,458      19,625      17,885
                                                                                       --------    --------    --------    --------
    Benefits and expenses:
       Insurance and annuity benefits                                                     2,296       1,658       8,259       6,103
       Interest credited to policyholders' account balances                                 434         393       1,670       1,618
       Interest expense                                                                      48         118         326         448
       Other expenses                                                                     2,258       2,256       8,107       7,995
                                                                                       --------    --------    --------    --------
             Total benefits and expenses                                                  5,036       4,425      18,362      16,164
                                                                                       --------    --------    --------    --------
      FSB adjusted operating income before income taxes                                     173          33       1,263       1,721
  Income taxes (3)                                                                           68          (8)        499         605
                                                                                       --------    --------    --------    --------
  FSB after-tax adjusted operating income                                                   105          41         764       1,116
                                                                                       --------    --------    --------    --------
  Items excluded from FSB adjusted operating income:
      Realized investment gains (losses), net of related charges                           (132)       (199)       (136)       (408)
      Divested businesses                                                                   (25)       (567)       (147)       (636)
      Demutualization costs and expenses (4)                                               (389)        (30)       (588)       (143)
                                                                                       --------    --------    --------    --------
         Total items excluded from FSB adjusted operating income before income taxes       (546)       (796)       (871)     (1,187)
     Income taxes, including mutual insurance company tax                                   (22)       (347)       (393)       (305)
                                                                                       --------    --------    --------    --------
         Total items excluded from FSB adjusted operating income, after income taxes       (524)       (449)       (478)       (882)
                                                                                       --------    --------    --------    --------
  FSB income (loss) from continuing operations (after tax)                                 (419)       (408)        286         234
    Income from discontinued operations, net of taxes                                        16          77          16          77
                                                                                       --------    --------    --------    --------
  Financial Services Businesses net income                                             $   (403)   $   (331)   $    302    $    311
                                                                                       ========    ========    ========    ========

  Per share of Common Stock, equivalent share basis - diluted (5):

       Income (loss) from continuing operations                                        $   (.72)   $   (.70)   $    .49    $    .40
       Net income (loss)                                                                   (.69)       (.57)        .52         .53

       FSB after-tax adjusted operating income                                              .18         .07        1.31        1.91

  Diluted shares  (equivalent share basis) (6)                                            583.7       583.6       583.6       583.6

  Financial Services Businesses Attributed Equity (as of end of period) (5):

       Total attributed equity                                                         $ 19,646
            Per share of Common Stock - diluted                                           33.59

        Attributed equity excluding unrealized gains and losses on investments         $ 18,803
            Per share of Common Stock - diluted                                           32.15

         Number of diluted shares at end of period                                        584.8

See footnotes on page 4.

Financial Services Businesses Division Highlights
(in millions)

                                                                     Three Months Ended          Year Ended
                                                                         December 31             December 31
                                                                    --------------------    --------------------
                                                                      2001        2000        2001        2000
                                                                    --------    --------    --------    --------
  Adjusted operating income before income taxes, by Division (2):

     U.S. Consumer Division                                         $    (13)   $    (62)   $    310    $    740
     Employee Benefits Division                                           24          76         183         387
     International Division (7)                                          125          60         523         322
     Asset Management Division                                            64          40         219         276
     Corporate and Other                                                 (27)        (81)         28          (4)
                                                                    --------    --------    --------    --------
        Total FSB adjusted operating income before income taxes     $    173    $     33    $  1,263    $  1,721
                                                                    ========    ========    ========    ========

  Revenues, by Division (2):

     U.S. Consumer Division                                         $  1,925    $  1,930    $  7,644    $  8,026
     Employee Benefits Division                                        1,481       1,470       5,912       5,686
     International Division (7)                                        1,421         671       4,694       2,624
     Asset Management Division                                           341         339       1,272       1,344
     Corporate and Other                                                  41          48         103         205
                                                                    --------    --------    --------    --------
        Total                                                       $  5,209    $  4,458    $ 19,625    $ 17,885
                                                                    ========    ========    ========    ========


U.S. Consumer Division:

  Individual Life Insurance Sales (8):
     Variable and universal life                                    $     54    $     78    $    228    $    286
     COLI                                                                 17          29         199          42
     Term life                                                            11          17          43          59
                                                                    --------    --------    --------    --------
           Total                                                    $     82    $    124    $    470    $    387
                                                                    ========    ========    ========    ========

  Retail Investments Sales and Assets Under Management:

    Mutual Funds and Wrap-Fee Products:

        Gross sales, other than money market                        $  2,499    $  3,791    $ 12,725    $ 15,881
                                                                    ========    ========    ========    ========
        Net sales (redemptions) other than money market             $   (125)   $  1,234    $  1,968    $  4,615
                                                                    ========    ========    ========    ========

        Assets under management at end of period:
          Mutual funds                                              $ 57,809    $ 57,764
          Wrap-fee products                                           17,955      19,621
          Unit investment trusts                                       1,157       1,508
                                                                    --------    --------
            Total                                                   $ 76,921    $ 78,893
                                                                    ========    ========

  Fixed and variable annuities:
       Gross sales                                                  $    361    $    418    $  1,391    $  2,511
                                                                    ========    ========    ========    ========
       Net sales (redemptions)                                      $   (231)   $   (243)   $ (1,181)   $   (839)
                                                                    ========    ========    ========    ========
       Total account value at end of period                         $ 21,664    $ 23,985
                                                                    ========    ========

Employee Benefits Division:

  Group Insurance Sales (9):
     Group life                                                     $    115    $     47    $    483    $    321
     Group disability                                                     31          25         147         162
                                                                    --------    --------    --------    --------
           Total                                                    $    146    $     72    $    630    $    483
                                                                    ========    ========    ========    ========

  Other Employee Benefits Sales and Assets Under Management:

     Defined Contribution:

         Gross sales                                                $    782    $  1,407    $  3,689    $  5,439
                                                                    ========    ========    ========    ========
         Net sales                                                  $    144    $    366    $    267    $  1,502
                                                                    ========    ========    ========    ========

    Guaranteed products:

         Gross sales                                                $    433    $    420    $  2,299    $  2,024
                                                                    ========    ========    ========    ========
         Net sales (withdrawals)                                    $   (370)   $   (833)   $ (2,073)   $ (3,255)
                                                                    ========    ========    ========    ========

See footnotes on page 4.

Financial Services Businesses Division Highlights
(in millions)

                                                                              Three Months Ended               Year Ended
                                                                                  December 31                  December 31
                                                                           -------------------------    -------------------------
                                                                              2001          2000           2001          2000
                                                                           -----------   -----------    -----------   -----------
   International Division:

    International Insurance Sales (10):

       GAAP Basis                                                             $    196       $   162        $   692     $     509
                                                                           ===========   ===========    ===========   ===========
       Constant exchange rate basis                                           $    198       $   147        $   692     $     452
                                                                           ===========   ===========    ===========   ===========


    Asset Management Division:

       Assets managed by Asset Management Division (at end of period, in billions):
          Retail customers                                                    $   96.5       $ 107.4
          Institutional customers                                                 89.1          95.1
          General account                                                        113.8         110.0
                                                                           -----------   -----------
           Total managed by Asset Management Division                         $  299.4       $ 312.5
                                                                           ===========   ===========


Closed Block Business (CBB) Data, in millions except per share data (1):

Adjusted Operating Income (2):
   Revenues                                                                   $  2,131       $ 2,307        $ 8,271     $   8,638
   Benefits and expenses                                                         1,984         2,061          7,835         8,091
                                                                           -----------   -----------    -----------   -----------
       Adjusted operating income before income taxes                               147           246            436           547
   Income taxes (3)                                                                 58            83            172           192
                                                                           -----------   -----------    -----------   -----------
       After-tax adjusted operating income                                          89           163            264           355
Items excluded from Closed Block Business adjusted operating income:
   Realized investment gains (losses)                                             (270)           26           (543)           91
   Related charge for dividends to policyholders                                  (113)         (127)          (512)         (445)
                                                                           -----------   -----------    -----------   -----------
       Total items excluded from CBB adjusted operating income,
        before income taxes                                                       (383)         (101)        (1,055)         (354)
   Income taxes, including mutual insurance company tax                           (191)           (1)          (335)          (86)
                                                                           -----------   -----------    -----------   -----------
       Total items excluded from CBB adjusted operating income,
        after income taxes                                                        (192)         (100)          (720)         (268)
                                                                           -----------   -----------    -----------   -----------
Closed Block Business Net income                                              $   (103)      $    63        $  (456)    $      87
                                                                           ===========   ===========    ===========   ===========

Closed Block Business Attributed equity (as of end of period) (4)             $    807
                                                                           ===========

   Attributed equity (as of end of period) per Class B Share                  $    404
                                                                           ===========

Number of Class B Shares at end of period                                            2
                                                                           ===========


Consolidated Data (as of end of period; in billions):

   Total assets                                                               $    293       $   273

   Assets under management (at fair market value):
           Proprietary, managed by Asset Management Division                  $    299       $   313
           Non-proprietary, wrap-fee products and other                             89            58
                                                                           -----------   -----------
           Total assets under management                                           388           371
   Client assets under administration                                              202           222
                                                                           -----------   -----------
   Assets under management and administration                                 $    590       $   593
                                                                           ===========   ===========

See footnotes on page 4.

(1) Amounts shown for the Closed Block Business represent results of the Traditional Participating Products segment for periods prior to the effective date of the demutualization.

(2) Adjusted operating income is a non-GAAP measure which excludes realized investment gains, net of losses and related charges; sales practices remedies and costs; results of divested businesses; and demutualization costs and expenses. Revenues and benefits and expenses shown as components of adjusted operating income, and for the Divisions of the Financial Services Businesses, are presented on the same basis as pre-tax adjusted operating income and exclude these items as well. Adjusted operating income should not be viewed as a substitute for net income determined in accordance with GAAP and our definition of adjusted operating income may differ from that used by other companies. The excluded items are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

(3) Income taxes applicable to pre-tax adjusted operating income, excluding mutual insurance company tax.

(4) Demutualization costs and expenses for the quarter and year ended December 31, 2001 include demutualization consideration of $340 million paid to former Canadian branch policyholders.

(5) Prudential Financial Inc.'s initial public offering and the demutualization of The Prudential Insurance Company of America became effective on December 18, 2001. Equivalent share earnings reflects a pro forma presentation for shares outstanding, whereby shares issued in the initial public offering, including those issued as a result of the subsequent exercise by underwriters of options to acquire additional shares, and shares distributed as demutualization consideration to policyholders, were assumed to be outstanding for all periods presented. Earnings used in per-share calculations have not been retroactively adjusted to reflect the demutualization or related transactions, including the establishment of the Closed Block Business. As a result of the establishment of the Closed Block Business concurrently with the demutualization, attributed equity as of the end of periods prior to December 31, 2001 is not comparable to attributed equity at that date and thereafter, and therefore is not presented for earlier periods.

(6) Diluted shares reflect the impact of stock options issued on the date of demutualization, weighted for the portion of the period for which they were outstanding.

(7) Results of our International Division include the results of Gibraltar Life from April 2, 2001, the date of reorganization, through November 30, 2001.

(8)  Statutory first year premiums and deposits.

(9) Annualized new business premiums, excluding excess premiums which are premiums that build cash value but do not purchase face amounts of group universal life insurance.

(10) Annualized new business premiums. GAAP basis amounts reflect the impact of currency exchange fluctuations. Constant exchange rate amounts are based on the average exchange rates for the year ended December 31, 2001.